SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) April 16, 2007
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 16, 2007, ProLogis issued a press release announcing that ProLogis has entered into an Implementation Agreement relating to a proposed acquisition by a ProLogis subsidiary of all of the units in Macquarie ProLogis Trust, an Australian listed property trust (“MPR”). The completion of the transaction is subject to a number of conditions, including the approval of MPR unitholders. If approved and completed, based on the offer price of A$1.43 (U.S.$ 1.20) per outstanding unit, the total cash consideration is estimated to be approximately A$1.24 billion (U.S.$ 1.04 billion) less any amounts paid by MPR in a special distribution to unitholders (estimated to be approximately A$0.11 (U.S.$0.09) per unit). Copies of the announcement and the Implementation Agreement have been filed as exhibits to this report and are incorporated herein by reference. Citigroup Global Markets Inc., on behalf of itself and its affiliates, has committed to provide financing for the proposed acquisition.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following documents have been filed as exhibits to this report and are incorporated herein by reference as described above.

Exhibit No.	Description

10.1	Implementation Agreement, dated April 16, 2007, between ProLogis, ProLogis North American Closed-End Industrial Fund REIT II LLC and Macquarie ProLogis Management Limited as responsible entity of Macquarie ProLogis Trust.
99.1	Press Release, dated April 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: April 20, 2007	By:	/S/ EDWARD S. NEKRITZ
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Implementation Agreement, dated April 16, 2007, between ProLogis, ProLogis North American Closed-End Industrial Fund REIT II LLC and Macquarie ProLogis Management Limited as responsible entity of Macquarie ProLogis Trust.
99.1	Press Release, dated April 16, 2007.